                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                                MORTGAGEIT, INC.

                                       AND

                      THE HOLDERS IDENTIFIED ON SCHEDULE A

                                  MAY 16, 2000

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 16, 2000, by and among (a) Mortgageit, Inc., a New York corporation (the "Company"), and (b) (i) the purchasers ("Series B Purchasers")
of the Company's newly issued 10% Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") pursuant to the Stock
Purchase Agreement of even date herewith (the "Purchase Agreement") among the
Company and the purchasers set forth on Schedule A thereto and (ii) the purchasers ("Series A Purchasers") of the Company's Series A Convertible
Preferred Stock, par value $.01 per share ("Series A Preferred Stock") (each, a
"Purchaser" and collectively, the "Purchasers"). The Purchasers are each a
"Holder" and are collectively the "Holders."

                                    RECITALS

          WHEREAS, in order to induce the Series B Purchasers to enter into the
Purchase Agreement, the Company has agreed to provide the Series B Purchasers with the registration rights set forth in this Agreement;

          WHEREAS, the execution of this Agreement is an express condition to the closings under the Purchase Agreement; and

          WHEREAS, the Series A Purchasers and the Company hereby agree to amend certain registration rights provided to them in a certain Shareholders'
Agreement dated May 4, 1999 as set forth below.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

          Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this
Agreement, the following capitalized terms shall have the following meanings:

          "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Holder.

          "Agreement" means this Registration Rights Agreement, as it hereinafter may be amended from time to time.

          "Bylaws" means the Restated Bylaws of the Company.

          "Certificate of Incorporation" means the Restated and Amended
Certificate of Incorporation of the Company, as heretofore amended.

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          "Board of Directors" means the board of directors of the Company as it is constituted from time to time in accordance with the terms of the Certificate of Incorporation, the Bylaws and the Shareholders' Agreement.

          "Closing Date" shall have the meaning set forth in Section 1.2 of the
Purchase Agreement.

          "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

          "Company" shall have the meaning set forth in the Preamble hereof.

          "Convertible Securities" means the Series A Preferred Stock and the
Series B Preferred Stock.

          "Demand Qualifying Shares" means Registrable Securities having an aggregate offering price of at least $5,000,000.

          "Demand Registration" means a registration pursuant to Section 2 hereof.

          "Demand Registration Request" shall have the meaning set forth in
Section 2(a) hereof.

          "Equity Security" means the Common Stock or any Convertible Security of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

          "Holder" shall have the meaning set forth in the Preamble hereof. A
Holder of Convertible Securities shall be deemed to be the Holder of the Common
Stock into which such Convertible Securities could be converted.

          "Indemnified Holder Party" means any Holder of Registrable Securities and any officer, director, employee, agent or Affiliate of any such holder.

          "Initial Public Offering" means the Company's first Underwritten
Offering of its Common Stock.

          "Market Deferral Period" shall have the meaning set forth in Section
2(c) hereof.

          "Misstatement" means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration
Statement or Prospectus or necessary to make the statements in a Registration
Statement, Prospectus or preliminary prospectus not misleading.

          "Person" means a natural person, partnership, corporation, limited liability company, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

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          "Piggyback Registration" means a registration pursuant to Section 3 hereof.

          "Piggyback Registration Request" shall have the meaning set forth in
Section 3(a)(i) hereof.

          "Preferred Stock" shall mean the Series A Preferred Stock and the
Series B Preferred Stock.

          "Prospectus" means the prospectus included in any Registration
Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          "Purchase Agreements" shall have the meaning set forth in the Preamble hereof.

          "Purchased Shares" means the Preferred Stock purchased by the
Purchasers pursuant to the Purchase Agreement.

          "Purchasers" shall have the meaning set forth in the Preamble hereof.

          "Qualifying Holder" means a Holder or Holders of Demand Qualifying
Shares.

          "Registrable Securities" means (a) shares of Common Stock issued or issuable upon conversion of the Preferred Stock and (b) any securities issued or issuable with respect to such Common Stock referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable
Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or are eligible for sale under
Rule 144(k) (or any successor provision), (iii) such securities shall have been otherwise transferred to a person who is not an Affiliate or permitted transferee of the Holder, or (iv) such securities shall have ceased to be outstanding.

          "Registration" means a Demand Registration or a Piggyback
Registration.

          "Registration Expenses" means the out-of-pocket expenses of a
Registration, including:

          (1)  all registration and filing fees (including, without limitation, fees with respect to filings required to be made with the
               National Association of Securities Dealers);

          (2)  fees and expenses of compliance with securities or blue sky laws
               (including, without limitation, fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determinations of their
               eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate);

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          (3)  printing, messenger, telephone and delivery expenses;

          (4)  fees and disbursements of counsel for the Company and of not more than one firm of attorneys for the sellers of the Registrable
               Securities;

          (5)  expenses of the underwriters and fees and disbursements of counsel for the underwriters, in each case, to the extent
               required to be paid pursuant to an underwriting agreement
               relating to a Registration;

          (6)  fees and disbursements of all independent certified public accountants of the Company incurred in connection with such
               Registration (including the expenses of any special audit and
               "cold comfort" letters incident to such registration);

          (7)  premiums and other costs of securities acts liability insurance if the Company so desires or if the underwriters so require; and

          (8)  fees and expenses of any other Persons retained by the Company.

          "Registration Statement" means any registration statement under the
Securities Act on an appropriate form (to the extent such form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith) which covers
Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

          "Securities Act" means the Securities Act of 1933, as from time to time amended.

          "SEC" means the Securities and Exchange Commission.

          "Shareholders' Agreement" means the Shareholders' Agreement of even date herewith by and among the Company and the Holders and the other parties thereto.

          "Underwriters' Commissions" means discounts of and commissions to underwriters, selling brokers, dealer managers or similar securities professionals relating to the distribution of the Registrable Securities.

          "Underwritten Registration" or "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for distribution to the public.

2.   DEMAND REGISTRATIONS.

     (a)  Timing of Demand Registrations.

          At any time after one hundred eighty (180) days following the effective date of an Initial Public Offering, any Qualifying Holder may request in writing that the Company file a Registration Statement covering the Demand
Qualifying Shares (such request, a "Demand

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Registration Request"); provided, however, that the Company shall not be required to effect any Registration in accordance with this Section 2 pursuant to a Demand Registration Request made within six (6) months following the effective date of any Underwritten Registration.

     (b)  Number of Demand Registrations.

          The Company shall not be obligated to prepare, file and cause to become effective more than three (3) Registration Statement pursuant to this
Section 2 (excluding Registration Statements on Form S-3); provided, however, that a Registration Statement shall not be counted as a Demand Registration hereunder (i) unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 5 unless (A) the Company is unable to cause the Registration Statement to become effective or to maintain its effectiveness solely by reason of an act, omission or refusal to proceed by the applicable Qualifying Holder (other than a refusal to proceed based upon the reasonable legal advice of counsel, a brief summary of which shall be furnished to the Company either orally or in writing) and (B) such Qualifying Holder shall have failed to pay all Registration Expenses incurred in connection with such
Registration Statement or (ii) if it is a shelf registration on Form S-3 or any successor form relating to Registrable Securities with an aggregate offering price of not less than $1 million. The Company shall not be obligated to effect, on behalf of the Holders, more than one Demand Registration on Form S-3 under this Section 2 during any six month period. There shall be no limit to the total number of registrations the Company may be required to effect on Form S-3 on behalf of the Holders.

     (c)  Deferral by Company.

          Notwithstanding anything in this Section 2 to the contrary, the
Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if the Company furnishes the applicable Qualifying Holder with a certificate signed by the Chief Executive
Officer of the Company that in the good faith judgment of the Board of Directors it would be detrimental to the Company or its shareholders for the Company to comply with the Demand Registration, and it is therefore advisable to defer the filing of the Registration Statement relating thereto. Any such deferral
("Market Deferral") shall be for a period of not more one hundred eighty (180)
days after the date of the related Demand Registration Request (such period, a
"Market Deferral Period"); provided, however, that the Company may not exercise this Market Deferral more than once in any twelve-month period and may only exercise two Market Deferrals during the term of this Agreement.

     (d)  Participation.

          The Company shall promptly give written notice to all Holders of
Registrable Securities upon its receipt of a Demand Registration Request. Any
Holder of Registrable Securities other than the Qualifying Holder may, by written notice to the Company, within twenty (20) days of the Company's notice, elect to join in the Demand Registration, with respect to any number of shares of Registrable Securities held by such Holder of Registrable Securities. Subject to Section 2(e) hereof, the Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests for registration.

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     (e)  Underwriter's Cutback.

          If the offering of Registrable Securities under this Section 2 is an
Underwritten Offering and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered thereunder would adversely affect the success of such offering, the number of shares of Registrable Securities to be included shall be reduced to such smaller number not having such effect and the number of shares of
Registrable Securities to be included in the Underwritten Offering shall be allocated pro rata among the Holders of Registrable Securities based upon the number of shares of Registrable Securities owned by such Holder.

     (f)  Managing Underwriter.

          The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by the Company, subject to the approval of the Qualifying Holder, which approval shall not be unreasonably withheld or delayed.

3.   PIGGYBACK REGISTRATIONS.

     (a)  Participation.

          Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto) covering the offer and sale by it or any of its security holders of any of the Company's securities, the Company shall give written notice thereof to all Holders of Registrable Securities. Subject to Section
3(b), the Company shall include in such Registration Statement all shares of
Registrable Securities for which it has received a written request within thirty
(30) days from such written notice from any Holder (such request, a "Piggyback
Registration Request"). Subject to Section 3(b), if the Registration Statement
is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. No registration effected under this Section 3 shall relieve the Company of its obligations to effect the required registrations under Section 2.

     (b)  Underwriter's Cutback.

          If an offering pursuant to this Section 3 is an Underwritten Offering and, in the good faith judgment of the managing underwriter, the inclusion of all or a portion of the shares of Registrable Securities requested to be registered would adversely affect the success of such offering, the number of shares of Registrable Securities to be included in the offering shall be reduced to such smaller number of shares not having such effect or no shares as the managing underwriter may determine in its good faith judgment, with the participation in such offering to be in the following order of priority: (i)
first, the shares of Common Stock that the Person(s) initiating the registration
(which may be the Company) propose(s) to sell for their own account, and (ii)
second, any remainder shall be allocated pro rata among the Company and other
Persons, if any, entitled to incidental registrations, with respect to all shares of their Common Stock, based upon, in the case of the Company, the number of shares of Common Stock sought

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to be registered by it, and in the case of any Holder, the number of shares of
Common Stock owned by it.

     (c)  Company Control.

          The Company may decline to file a Registration Statement set forth in
Section 3 hereof upon the good faith determination of the Company's Board of
Directors after giving notice to Holders of Registrable Securities pursuant to
Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided, that the Company shall promptly notify each Holder of Registrable Securities in writing of any such action and the Company shall bear all Registration Expenses incurred by each such Holder.

4.   HOLD-BACK AGREEMENTS.

     (a)  By Holders of Registrable Securities

          Upon the written request of the managing underwriter of any
Underwritten Offering of the Company's securities, a Holder of Registrable
Securities shall not sell or otherwise dispose of any Registrable Securities
(other than those included in such registration) without the prior written consent of the managing underwriter for a period (not to exceed ten (10) days prior to the effective date thereof and one hundred twenty (120) days after such effective date) that the managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided, that the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

     (b)  By the Company and Others.

          The Company agrees not to effect any public or private sale or distribution of its Equity Securities during the thirty (30) day period prior to, and during the sixty (60) day period after, the effective date of each
Underwritten Offering made pursuant to a Demand Registration or a Piggyback
Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering or pursuant to registrations on Forms S-4 or
S-8 or any successor forms thereto).

5.   REGISTRATION PROCEDURES.

          In connection with the Company's registration obligations under
Section 2, the Company will use all commercially reasonable efforts to effect the registrations to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof. With respect to both
Demand Registrations and Piggyback Registrations (except as otherwise specifically provided), the Company will as expeditiously as practicable:

          (a) prepare and file with the SEC as soon as practicable a
Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) (unless it is a Registration Statement on Form S-l or SB-2, then one hundred twenty (120) days) of the date of

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the Demand Registration Request and remain continuously effective until the earlier of (i) the date six (6) months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold; provided, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters, and the Company shall not file any
Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which any of such Holders of Registrable Securities or the underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the
Prospectus, as may be reasonably requested by any underwriter of Registrable
Securities or as may be required, in the opinion of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

          (c) promptly following its actual knowledge thereof notify the selling
Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

               (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

               (2) of any written request by the SEC for amendments or
     supplements to the Registration Statement or the Prospectus or for
     additional information,

               (3) of the issuance by the SEC or any other governmental
     authority of any stop order suspending the effectiveness of the
     Registration Statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the
     Company contemplated by clause (1) of paragraph (l) below cease to be accurate in all material respects,

               (5) of the receipt by the Company of any written notification with respect to the suspension of the qualification of the Registrable
     Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the
     Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

                                        9

          (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

          (e) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, one (1) copy of the signed Registration
Statement including any supplements and post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (f) deliver to each Holder of Registrable Securities (on behalf of each selling Holder of Registrable Securities) and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

          (g) use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Holders or such underwriters may reasonably request in writing; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (h) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the
Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three (3) business days prior to any sale of Registrable
Securities to the underwriters;

          (i) use all commercially reasonable efforts to cause the Registrable
Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (j) if the Registration Statement or the Prospectus contains a
Misstatement, prepare a supplement or post-effective amendment to the
Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

          (k) use all commercially reasonable efforts to cause all Registrable
Securities covered by the Registration Statement to be listed on any national securities exchange or approved on the Nasdaq Stock Exchange on which the
Company's Common Stock is listed or authorized for quotation;

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          (l) enter into such customary and reasonable agreements (including an underwriting agreement) and take all other actions necessary in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten
Registration:

               (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

               (2) obtain opinions of counsel to the Company and updates thereof
     (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each
     Holder (on behalf of itself and all permitted assignees who are Holders of
     Registrable Securities)) addressed to each selling Holder of Registrable
     Securities and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by any such Holder or such underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the
     Company's independent certified public accountants addressed to the selling
     Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings; and

               (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters.

The Company shall take the above actions at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by each Holder of Registrable Securities (on behalf of itself and all permitted assignees who are Holders of Registrable Securities);

          (m) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 1l(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety
(90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an
Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover such twelve (12) month period; and

          (n) upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of the Holders who are selling shareholders in the Registration Statement, any underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by such Holders or any

                                       11

underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such
Registration Statement, provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by those persons.

6.   REGISTRATION EXPENSES.

     (a)  Demand Registrations.

          The Company shall bear all Registration Expenses incurred in connection with any Demand Registration, and of any Registrations which do not become or are not maintained effective in accordance with the requirements specified in Section 5; provided, however, that the Underwriters' Commissions incurred in connection with a Demand Registration that becomes effective shall be shared pro rata by the Holders of the Registrable Securities whose
Registrable Securities are included in such Registration based upon the aggregate amount of Registrable Securities sold by each such Holder.

     (b)  Piggyback Registrations.

          The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, except that each Holder of the
Registrable Securities whose Registrable Securities are included in such
Registration shall pay its pro rata share of the Underwriters' Commissions incurred in such Registration based upon the aggregate amount of Registrable
Securities sold by each such Holder.

     (c)  Company Expenses.

          The Company also will, in any event, pay its internal expenses
(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

7.   INDEMNIFICATION.

     (a)  Company Indemnification.

          The Company shall indemnify and hold harmless each Indemnified Holder
Party against any losses, claims, damages, liabilities or expenses (including reasonable attorneys fees and disbursements) (collectively, "Losses") to which such Indemnified Holder Party may become subject under the Securities Act or any other applicable law, insofar as such Losses (or actions in respect thereof)
arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged

                                       12

omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such actual or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Company by such Indemnified Holder Party expressly for use therein.

     (b)  Holder Indemnification.

          In connection with any Registration Statement in which a Holder of
Registrable Securities is participating, such Holder will, severally but not jointly, indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of the
Securities Act (collectively, "Company Indemnified Party") against any Losses to which the Company or any Company Indemnified Party may become subject, insofar as such Losses (or actions in respect thereof) arise out of or are based upon information in writing furnished to the Company by such Holder of Registrable
Securities expressly for use in (and such information is contained in) any registration statement under which securities were registered under the
Securities Act at the request of such Holder of Registrable Securities, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder of Registrable Securities shall be required to indemnify any Person pursuant to this Section 7 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder of Registrable Securities in connection with any such registration under the Securities Act.

     (c)  Contribution.

          If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
No Person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                       13

8.   EXCHANGE ACT REPORTING REQUIREMENTS.

          On or prior to the effective date of the IPO, the Company shall register the Common Stock under Section 12 of the Exchange Act and shall thereafter (whether or not it shall then be required to do so) use commercially reasonable efforts to timely file such information, documents and reports as the
SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable)
of the Exchange Act. In addition, the Company shall use all commercially reasonable efforts to file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of
Rule 144 under the Securities Act (or any successor provision) and the use of
Form S-3.

          The Company shall forthwith upon reasonable request furnish any Holder of Registrable Securities (a) a written statement by the Company that it has complied with such reporting requirements, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act pursuant to Rule 144 thereunder.

9.   REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS.

          No Person may participate in any Underwritten Offering pursuant to a
Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.  SUSPENSION OF SALES.

          Upon receipt of written notice from the Company that a Registration
Statement or Prospectus contains a Misstatement, each selling Holder of
Registrable Securities shall forthwith discontinue disposition of Registrable
Securities until such Holder has received copies of the supplemented or amended
Prospectus required by Section 5 hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the
Company's expense) all copies, other than permanent file copies then in such
Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its best efforts (without the expenditure of material funds) to minimize the length of such suspension of sales. The period of time specified in Section 5(a) shall be extended for the period of such suspension.

11.  TRANSFER OF REGISTRATION RIGHTS.

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned (including any assignment by operation of law) by the Company without the prior written consent of the Holders, which consent will not be unreasonably withheld. Each Holder of Registrable Securities may assign its rights and obligations hereunder to any Person to which the applicable
Registrable Securities are assigned, subject to compliance, as applicable, with the

                                       14

terms of the Shareholders' Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns including any person to whom Registrable
Securities are transferred and any person with whom the Company may merge and no other Person shall have any right, benefit or obligation hereunder. The Company shall be given written notice by the applicable Holder of Registrable Securities at the time of any such transfer of such securities by such Holder permitted by the Shareholders' Agreement stating the name and address of the transferee, including a writing by such transferee to the effect that such transferee agrees to be bound by the terms hereof and identifying the securities with respect to which the rights hereunder are being transferred.

12.  MISCELLANEOUS.

     (a)  Remedies.

          Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this
Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b)  No Inconsistent Agreements.

          The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement, or conflicts with the provisions hereof. For so long as the holders of the
Company's Series B Preferred Stock own at least 25% of the outstanding Series B
Preferred Stock, the Company shall not grant any holder of securities of the
Company registration rights that are prior to the rights granted to the Holders in this Agreement.

          Except for an agreement with the holders of the Series A Preferred
Stock, the Company has not previously entered into any agreement with respect to its securities granting any "demand" or "piggy back" registration rights to any
Person.

     (c)  Amendments and Waivers.

          The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of each Holder. The foregoing notwithstanding, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose shares are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable
Securities may be given by the Holders of two-thirds of the shares of
Registrable Securities being sold pursuant to such Registration Statement.

                                       15

     (d)  Notices.

          Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, return receipt requested, facsimile or air courier guaranteeing overnight delivery, as follows:

     If to the Company:   Mortgageit, Inc.
                          120 West 45th Street, 15th Floor
                          New York, New York 10036
                          Attn: Doug W. Naidus,
                                Chief Executive Officer
                          Facsimile: (212)651-7623

     With a copy to:      Parker Chapin LLP
                          The Chrysler Building
                          405 Lexington Avenue
                          New York, New York 10174
                          Attn: Michael A. Leichtling, Esq.
                          Facsimile: (212)704-6288

     If to a Holder:      To the address for such Holder set forth on the
                          applicable signature page hereto

or to such other place and with such other copies as any party may designate as to itself by written notice to the other. All such notices, requests, instructions or other documents shall be deemed to have been duly given at the time delivered by hand, if personally delivered, four (4) business days after being deposited in the mail, postage prepaid, if mailed as aforesaid, when receipt is acknowledged by addressee, if by facsimile, or on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     (e)  Counterparts.

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f)  Headings.

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g)  Governing Law.

          This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the internal laws of the
State of New York, without regard to the conflict of law principles thereof
(other than the choice of law principles set forth in

                                       16

Section 5-1401 of the General Obligation Law of the State of New York), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     (h)  Severability.

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (i)  Forms.

          All references in this Agreement to particular forms of Registration
Statements are intended to include all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     (j)  Entire Agreement.

          This Agreement is intended by the parties as the final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (including any prior agreements and understandings with respect to registration rights regarding the Preferred Stock).

                            [signature page follows]

                                       17

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   MORTGAGEIT, INC.
                                   a New York corporation.

                                   By: /s/ DOUG W. NAIDUS
                                       -----------------------------------------
                                       Name: Doug W. Naidus
                                       Title: Chairman

                                   ING (U.S.) CAPITAL LLC

                                   By: /s/ FRED ASSENHEIMER
                                       -----------------------------------------
                                       Name:  Fred Assenheimer
                                       Title: Managing Director

                                   MORTCOM LLC

                                   By: /s/ WILLIAM W. MARTIN
                                       -----------------------------------------
                                       Name:  William W. Martin
                                       Title: Manager

                                   SANDLER CAPITAL IV PARTNERS, L.P.
                                   By: Sandler Investment Partners, LP,
                                       General Partner
                                      By: Sandler Capital IV FTE Partners, L.P.,
                                          General Partner
                                         By: MJDM Corp., a general partner

                                   By: /s/ EDWARD G. GRINACOFF
                                       -----------------------------------------
                                       Edward G. Grinacoff, President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       18

                                   C. BLAIR PARTNERS, LP

                                   By: /s/ CHRISTOPHER BLAIR
                                       -----------------------------------------
                                       Name: Christopher Blair
                                       Title: Managing Member of General Partner

                                   C. BLAIR PARTNERS II, LP

                                   By: /s/ CHRISTOPHER BLAIR
                                       -----------------------------------------
                                       Name: Christopher Blair
                                       Title: Managing Member of General Partner

                                   C. BLAIR FUND, LTD.

                                   By: /s/ CHRISTOPHER BLAIR
                                       -----------------------------------------
                                       Name: Christopher Blair
                                       Title: Director

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       19

                                   /s/ DOUG W. NAIDUS
                                   ---------------------------------------------
                                   Doug W. Naidus

                                   THE DOUG W. NAIDUS ANNUITY TRUST

                                   By: /s/ DOUG W. NAIDUS
                                       -----------------------------------------
                                       Name: Doug W. Naidus
                                       Title: Trustee

                                   /s/ MARK C. PAPPAS
                                   ---------------------------------------------
                                   Mark C. Pappas

                                   /s/ MICHAEL FELDMAN
                                   ---------------------------------------------
                                   Michael Feldman

                                   /s/ TOBY FELDMAN
                                   ---------------------------------------------
                                   Toby Feldman

                                   /s/ DAVID J. FELDMAN
                                   ---------------------------------------------
                                   David J. Feldman

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       20

                                   GRAMERCY MTGIT L.P.

                                   By: Gramercy Mtgit LLC, general partner

                                       By: /s/ MOHAMED AMERSI
                                           --------------------------------
                                           Name:  Mohamed Amersi
                                           Title: Managing Director

                                   SANDLER CAPITAL PARTNERS IV, L.P.

                                   By: Sandler Investment Partners, L.P.,
                                       General Partner
                                          By: Sandler Capital Management,
                                              General Partner
                                              By: MJDM Corp., a General Partner

                                                  By: /s/ EDWARD G. GRINACOFF
                                                      --------------------------
                                                      Name: Edward G. Grinacoff
                                                      Title: President

                                   SANDLER CAPITAL PARTNERS IV FTE, L.P.

                                   By: Sandler Investment Partners, L.P.,
                                       General Partner
                                          By: Sandler Capital Management,
                                              General Partner
                                              By: MJDM Corp., a General Partner

                                                  By: /s/ EDWARD G. GRINACOFF
                                                      --------------------------
                                                      Name: Edward G. Grinacoff
                                                      Title: President

                                   SANDLER INTERNET PARTNERS, L.P.

                                   By: Sandler Investment Partners, L.P.,
                                       General Partner
                                          By: Sandler Capital Management,
                                              General Partner
                                              By: MJDM Corp., a General Partner

                                                  By: /s/ EDWARD G. GRINACOFF
                                                      --------------------------
                                                      Name: Edward G. Grinacoff
                                                      Title: President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       21

                                   ING (U.S.) CAPITAL LLC

                                   By: /s/ FRED ASSENHEIMER
                                       -----------------------------------------
                                       Name: Fred Assenheimer
                                       Title: Managing Director

                                   SCOTTSDALE SECURITIES, INC.

                                   By: /s/ RODGER O. RINEY
                                       -----------------------------------------
                                       Name: Rodger O. Riney
                                       Title:

                                   MIT INVESTMENT PARTNERSHIP

                                   By: /s/ JASON MONROE
                                       -----------------------------------------
                                       Name: Jason Monroe
                                       Title: General Partner

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       22

                                   WIT VC FUND I LP

                                   By: /s/ DANIEL DEWOLF
                                       -----------------------------------------
                                       Name: Daniel DeWolf
                                       Title: Managing Director

                                   DAWNTREADER FUND II LP

                                   By: /s/ DANIEL DEWOLF
                                       -----------------------------------------
                                       Name: Daniel DeWolf
                                       Title: Managing Director

                                   DAWNTREADER FUND IIA LP

                                   By: /s/ DANIEL DEWOLF
                                       -----------------------------------------
                                       Name: Daniel DeWolf
                                       Title: Managing Director

                                   DAWNTREADER FUND II OFFSHORE LP

                                   By: /s/ DANIEL DEWOLF
                                       -----------------------------------------
                                       Name: Daniel DeWolf
                                       Title: Managing Director

                                   DAWNTREADER FUND II AFFILIATES LP

                                   By: /s/ DANIEL DEWOLF
                                       -----------------------------------------
                                       Name: Daniel DeWolf
                                       Title: Managing Director

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       23

                                   SKYSCRAPER HOLDINGS LLC

                                   By: /s/ NEIL BADER
                                       -----------------------------------------
                                       Name: Neil Bader
                                       Title: President

                                   /s/ KENNETH GROSS
                                   ---------------------------------------------
                                   KENNETH GROSS

                                   /s/ SCOTT DEUTSCH
                                   ---------------------------------------------
                                   SCOTT DEUTSCH

                                   /s/ JAMES KIM
                                   ---------------------------------------------
                                   JAMES KIM

                                   /s/ ANITA PERRONE RONIS
                                   ---------------------------------------------
                                   ANITA PERRONE RONIS

                                   /s/ BARBARA CORCORAN
                                   ---------------------------------------------
                                   BARBARA CORCORAN

                                   MLLF II LLC

                                   By: /s/ MICHAEL A. LEICHTLING
                                       -----------------------------------------
                                       Name: Michael A. Leichtling
                                       Title: Managing Member

                                   /s/ WILLIAM R. BOCCIO
                                   ---------------------------------------------
                                   WILLIAM R. BOCCIO

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       24

                                   /s/ LESLIE C. QUICK JR.
                                   ---------------------------------------------
                                   LESLIE C. QUICK JR.

                                   /s/ CHRISTOPHER C. QUICK
                                   ---------------------------------------------
                                   CHRISTOPHER C. QUICK

                                   /s/ LESLIE C. QUICK III
                                   ---------------------------------------------
                                   LESLIE C. QUICK III

                                   SUTTON PLACE PARTNERS L.L.C.

                                   By: /s/ THOMAS QUICK
                                       -----------------------------------------
                                       Name: Thomas Quick
                                       Title:

                                   SPOONWOOD INVESTMENT CO.

                                   BY: /s/ THOMAS QUICK
                                       -----------------------------------------
                                       Name: Thomas Quick
                                       Title:

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                       25

                                   Western Trading/Interpublic Group, Inc.

                                   By: /s/ ROBERT INGRAM
                                       -----------------------------------------
                                       Name: Robert Ingram
                                       Title: Chairman & Chief Executive Officer

                               [END OF SIGNATURES]

                                       26

                                   SCHEDULE A
                                       TO
                          REGISTRATION RIGHTS AGREEMENT
                            DATED AS OF MAY 16, 2000
                                      AMONG
                              MORTGAGEIT, INC. AND
                        THE HOLDERS LISTED ON SCHEDULE A



-----------------------------------------------------------------------------------------------------
           Name of Purchaser              Address of Purchaser      Number of Shares       Amount
-----------------------------------------------------------------------------------------------------

         Gramercy Mtgit L.P.            712 Fifth Avenue                2,338,233      $14,999,998.52
                                        New York, NY 10019
-----------------------------------------------------------------------------------------------------
          WIT VC Fund I LP              826 Broadway, 7th Fl.             155,882      $   999,998.62
                                        New York, NY 10003
-----------------------------------------------------------------------------------------------------
        Dawntreader Fund II LP          826 Broadway, 7th Fl.             497,056      $ 3,188,663.95
                                        New York, NY 10003
-----------------------------------------------------------------------------------------------------
       Dawntreader Fund IIA LP          826 Broadway, 7th Fl.              37,713      $   241,932.67
                                        New York, NY 10003
-----------------------------------------------------------------------------------------------------
   Dawntreader Fund II Offshore LP      826 Broadway, 7th Fl.              74,209      $   476,058.16
                                        New York, NY 10003
-----------------------------------------------------------------------------------------------------
  Dawntreader Fund II Affiliates LP     826 Broadway, 7th Fl.              14,551      $    93,346.12
                                        New York, NY 10003
-----------------------------------------------------------------------------------------------------
  Sandler Capital Partners IV, L.P.     767 5th Ave., 45th Fl.            166,015      $ 1,065,002.83
                                        New York, NY 10153
-----------------------------------------------------------------------------------------------------
Sandler Capital Partners IV FTE, L.P.   767 5th Ave., 45th Fl.             67,809      $   435,001.52
                                        New York, NY 10153
-----------------------------------------------------------------------------------------------------
   Sandler Internet Partners, L.P.      767 5th Ave., 45th Fl.            233,823      $ 1,499,997.93
                                        New York, NY 10153
-----------------------------------------------------------------------------------------------------
        ING (U.S.) Capital LLC          55 East 52 St., 36th Fl.          389,706      $ 2,500,002.96
                                        New York, NY 10055
-----------------------------------------------------------------------------------------------------
     Scottsdale Securities, Inc.        12855 Flushing                     15,588      $    99,998.58
                                        Meadows Dr.,
                                        St. Louis, MO 63131
-----------------------------------------------------------------------------------------------------
       Skyscraper Holdings LLC          c/o Abrams, Garfinkel             120,207      $   771,139.93
                                        and Rosen
                                        370 Lexington Ave.
                                        New York, NY 10017
-----------------------------------------------------------------------------------------------------
     Sutton Place Partners L.L.C.       230 South County Rd.,              77,941      $   499,999.31
                                        Palm Beach, FL 33480
-----------------------------------------------------------------------------------------------------
         Leslie C. Quick Jr.            230 South County Rd.,              38,971      $   250,002.86
                                        Palm Beach, FL 33480
-----------------------------------------------------------------------------------------------------
       Spoonwood Investment Co.         230 South County Rd.,              38,971      $   250,002.86
                                        Palm Beach, FL 33480
-----------------------------------------------------------------------------------------------------
         Christopher C. Quick           26 Broadway                        15,588      $    99,998.58
-----------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
                                        New York, N.Y. 10004
-----------------------------------------------------------------------------------------------------
         Leslie C. Quick III            11 Chapin Rd.                      15,588      $    99,998.58
                                        Bemardsville, NJ 07924
-----------------------------------------------------------------------------------------------------
            Kenneth Gross               14 Pine Dr.                        15,588      $    99,998.58
                                        Woodbury, NY 11797
-----------------------------------------------------------------------------------------------------
            Scott Deutsch               141 North East 3rd                 15,588      $    99,998.58
                                        Ave., 11th Fl.
                                        Miami, FL 33132
-----------------------------------------------------------------------------------------------------
              James Kim                 660 Madison Ave.                   11,691      $    74,998.93
                                        New York, NY 10021
-----------------------------------------------------------------------------------------------------
      MIT Investment Partnership        150-44 11th Ave.                    7,794      $    49,999.29
                                        Whitestone, NY
-----------------------------------------------------------------------------------------------------
         Anita Perrone Ronis            660 Madison Ave.                    7,794      $    49,999.29
                                        New York, NY 10021
-----------------------------------------------------------------------------------------------------
           Barbara Corcoran             660 Madison Ave.                    7,794      $    49,999.29
                                        New York, NY 10021
-----------------------------------------------------------------------------------------------------
          William R. Boccio             31 Springwood Path                  3,897      $    24,999.64
                                        Laurel Hollow, NY 11791
-----------------------------------------------------------------------------------------------------
             MLLF II LLC                c/o Parker Chapin LLP               3,000      $    19,245.30
                                        405 Lexington Ave.
                                        New York, NY 10174
-----------------------------------------------------------------------------------------------------
           Western Trading              650 Fifth Avenue                       --                  --
     LLC/Interpublic Group, Inc.        New York, NY 10019
-----------------------------------------------------------------------------------------------------
                                                  TOTALS                4,370,997      $28,040,382.88
-----------------------------------------------------------------------------------------------------


                                       27